Exhibit 4.2

DOMINION GAS HOLDINGS, LLC,

ISSUER

to

DEUTSCHE BANK TRUST COMPANY AMERICAS,

TRUSTEE

JUNIOR SUBORDINATED INDENTURE

DATED AS OF

JUNIOR SUBORDINATED NOTES

Reconciliation and tie between

Trust Indenture Act of 1939 (the Trust Indenture Act)

and Indenture

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	7.6
(a)(2)	7.9
(a)(3)	Not applicable
(a)(4)	Not applicable
(a)(5)	7.8
(b)	7.9
Section 311 (a)	7.13
(b)	5.4(a), 7.13
Section 312(a)	5.1
(b)	5.2
(c)	5.2
Section 313(a)	5.4(a)
(b)	5.4(a), 5.4(b)
(c)	5.4(c)
(d)	5.4(d)
Section 314(a)	5.3
(b)	Not applicable
(c)(1)	2.1, 15.4
(c)(2)	2.1, 15.4
(c)(3)	Not applicable
(d)	Not applicable
(e)	2.1, 15.4
(f)	15.4
Section 315(a)	7.1, 7.2
(b)	6.7
(c)	7.1
(d)	7.1(b)
(d)(1)	7.1(a)(i)
(d)(2)	7.1(b)
(d)(3)	7.1(c)
(e)	6.8
Section 316(a) (last sentence)	8.4
(a)(1)(A)	6.6
(a)(1)(B)	6.6
(a)(2)	Not applicable
(b)	6.4
(c)	Not applicable
Section 317(a)(1)	6.2, 6.5
(a)(2)	6.2
(b)	4.4(a)
Section 318(a)	15.6

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture

i

(continued)

		Page
4.4	Duties of Paying Agent	33
4.5	Further Assurances	34
4.6	Officers’ Certificate as to Defaults; Notices of Certain Defaults	35
4.7	Preservation of Existence	35
4.8	Waiver of Covenants	35
4.9	Calculation of Original Issue Discount	35

ARTICLE V	SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE	36
5.1	Company to Furnish Trustee Information as to the Names and Addresses of Securityholders	36
5.2	Trustee to Preserve Information as to the Names and Addresses of Securityholders Received by It	36
5.3	Annual and Other Reports to be Filed by Company with Trustee	36
5.4	Trustee to Transmit Annual Report to Securityholders	37

ARTICLE VI	REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT	39
6.1	Events of Default Defined	39
6.2	Covenant of Company to Pay to Trustee Whole Amount Due on Securities on Default in Payment of Interest or Principal	41
6.3	Application of Moneys Collected by Trustee	42
6.4	Limitation on Suits by Holders of Securities	43
6.5	On Default Trustee May Take Appropriate Action; Direct Action	44
6.6	Rights of Holders of Majority in Principal Amount of Securities to Direct Trustee and to Waive Default	44
6.7	Trustee to Give Notice of Defaults Known to It, but May Withhold in Certain Circumstances	45
6.8	Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee	45

ARTICLE VII	CONCERNING THE TRUSTEE	46
7.1	Upon Event of Default Occurring and Continuing, Trustee Shall Exercise Powers Vested in It, and Use Same Degree of Care and Skill in Their Exercise, as a Prudent Man Would Use	46
7.2	Reliance on Documents, Opinions, Etc	47
7.3	Trustee Not Liable for Recitals in Indenture or in Securities	48

(continued)

(continued)

(continued)

v

THIS JUNIOR SUBORDINATED INDENTURE (the “Indenture”), dated as of the 1st day of                     ,          between DOMINION GAS HOLDINGS, LLC, a limited liability company duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter sometimes referred to as the “Company”), having its principal executive office located at 120 Tredegar Street, Richmond, Virginia 23219 and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, duly organized and existing under the laws of the State of New York (hereinafter called the “Trustee”), having its Corporate Trust Office located at 60 Wall Street, 16th Floor, New York, New York 10005.

WITNESSETH:

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured junior subordinated notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

All things necessary to make this Indenture a legal, valid and binding agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to the applicable provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Terms Defined. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) All other terms used herein which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein (except as otherwise expressly provided);

(c) All accounting terms used herein and not expressly defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

(d) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) Unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(f) The word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

Additional Interest:

The term “Additional Interest” means the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable interest payment date and which shall accrue at the rate per annum specified or determined as specified in such Security.

Authenticating Agent:

The term “Authenticating Agent” means any Authenticating Agent appointed by the Trustee pursuant to Section 2.9.

Board:

The term “Board” means the board of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder.

Business Day:

The term “Business Day”, means, unless otherwise specified with respect to any Securities pursuant to Section 2.1, any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York or other location are authorized or obligated by law, regulation or executive order to close.

Commission:

The term “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

Company:

The term “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

Company Order:

The term “Company Order” means a written request or order, as the case may be, signed in the name of the Company by any two Officers or by any Officer and either an Assistant Treasurer or an Assistant Corporate Secretary of the Company and delivered to the Trustee.

Company Resolution

The term “Company Resolution” means a resolution of the Company, in the form of a resolution of the Board, in the form of a resolution of a duly constituted committee of the Board, or in the form of a resolution of two or more senior officers (that is, the Chairman of the Board, the President or any Vice President) of the Company, authorizing, ratifying, setting forth or otherwise validating agreements, execution and delivery of documents, the issuance, form and terms of Securities, or any other actions or proceedings pursuant or with respect to this Indenture.

Conversion Event:

The term “Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) any currency unit or composite currency for the purposes for which it was established.

Corporate Trust Office:

The term “Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Deutsche Bank Trust Company Americas, 60 Wall Street, 16th Floor, New York, New York 10005, Attention: Corporates Department, [Dominion Gas Holdings, LLC Account Manager], or such other address as the Trustee may designate from time to time or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time).

Corporation:

The terms “Corporation” and “corporation” includes corporations, associations, limited liability companies and business trusts.

covenant defeasance:

The term “covenant defeasance” has the meaning specified in Section 12.5(c).

Currency:

The term “Currency”, with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Interest with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

CUSIP Number:

The term “CUSIP Number” means the alphanumeric designation assigned to a Security by Standard & Poor’s Corporation, CUSIP Service Bureau.

defeasance:

The term “defeasance” has the meaning specified in Section 12.5(b).

Depositary:

The term “Depositary” or “U.S. Depositary” means, with respect to any Security issuable or issued in the form of one or more Global Securities, the Person designated as U.S. Depositary or Depositary by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act, and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “U.S. Depositary” or “Depositary” shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

Dollar:

The term “Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

Equity Securities:

The term “Equity Securities” means ownership interests in any class of equity security of any entity whether now or hereafter authorized regardless of whether such equity ownership shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up. Equity Securities, with respect to the Company, includes membership interests of the Company.

Event of Default:

The term “Event of Default” with respect to Securities of any series shall mean any event specified as such in Section 6.1 and any other event as may be established with respect to the Securities of such series as contemplated by Section 2.1.

Exchange Act:

The term “Exchange Act” means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

Extension Period:

The term “Extension Period” has the meaning specified in Section 2.10.

FINRA:

The term “FINRA” means the Financial Industry Regulatory Authority, Inc.

Foreign Currency:

The term “Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

Global Security:

The term “Global Security” means a Security that evidences all or part of the Securities of any series that is issued to a Depositary or a nominee thereof for such series in accordance with Section 2.2.

Governmental Obligation:

The term “Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the Securities of a series or any Additional Interest in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

Indebtedness:

The term “Indebtedness” means (a) any liability of the Company (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind, or (4) for the payment of money relating to a lease obligation if at the time the lease was entered into it was a capitalized lease; (b) any liability of others described in the preceding clause (a) that the Company has guaranteed or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

Indenture:

The term “Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and provisions of any Security established pursuant to Sections 2.1 and 2.2 (as such terms and provisions may be amended pursuant to the applicable provisions hereof) including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

independent registered public accounting firm:

The term “independent registered public accounting firm” means a firm of accountants registered with the Public Company Accounting Oversight Board that, with respect to the Company and any other obligor under the Securities, is an independent registered public accounting firm within the meaning of the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated by the Commission thereunder, who may be the independent registered public accounting firm regularly retained by the Company or who may be another independent registered public accounting firm. Such firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.

Indexed Security:

The term “Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

Material Subsidiary:

The term “Material Subsidiary” means a Subsidiary of the Company whose total assets (as determined in accordance with GAAP) represent at least 20% of the total assets of the Company on a consolidated basis.

Maturity:

The term “Maturity” with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes a Redemption Date or Repayment Date.

1940 Act:

The term “1940 Act” means the Investment Company Act of 1940, as amended.

Officer:

The term “Officer” means the Chairman of the Board, [the Chief Executive Officer,] the President, any Vice President (whether or not designated by a number or word added before or after the title vice president), the Treasurer, the Assistant Treasurer, the Corporate Secretary or the Controller of the Company.

Officers’ Certificate:

The term “Officers’ Certificate” shall mean a certificate signed by two Officers or by any Officer and either an Assistant Treasurer or an Assistant Corporate Secretary of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 15.4, if and to the extent required by the provisions thereof and will comply with Section 314 of the Trust Indenture Act.

Opinion of Counsel:

The term “Opinion of Counsel” shall mean a written opinion of counsel, who shall be reasonably satisfactory to the Trustee, and who may be an employee of, or counsel to, the Company and delivered to the Trustee. Each such opinion shall include the statements provided for in Section 15.4, if and to the extent required by the provisions thereof and will comply with Section 314 of the Trust Indenture Act.

Original Issue Date:

The term “Original Issue Date” means the first date of issuance of each Security.

Original Issue Discount Security:

The term “Original Issue Discount Security” shall mean any Security which provides for an amount less than the principal amount thereof to be due and payable upon declaration pursuant to Section 6.1.

Paying Agent:

The term “Paying Agent” means any Person authorized by the Company to pay the principal of, or any premium or interest on, or any additional amounts with respect to, any Security on behalf of the Company.

Periodic Offering:

The term “Periodic Offering” means an offering of Securities of a series from time to time the specific terms of which Securities, including without limitation the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Securities.

Person:

The term “Person” or “person” means any individual, Corporation, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Place of Payment:

The term “Place of Payment” with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any additional amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.”

Predecessor Security:

The term “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.

Principal:

The term “principal,” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any.”

Principal Property:

The term “Principal Property” means any plant or facility of the Company located in the United States that in the good faith opinion of the Board or management of the Company is of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as whole.

Priority Indebtedness of the Company:

The term “Priority Indebtedness of the Company” means (i) any current or future indebtedness of the Company for borrowed or purchased money, whether or not evidenced by bonds, debentures (including, but not limited to the Junior Subordinated Debentures issued under the Indenture dated as of October 1, 2014 between the Company and Deutsche Bank Trust Company Americas, as Trustee, notes or other similar written instruments, (ii) obligations of the Company under synthetic leases, finance leases and capitalized leases, (iii) obligations of the Company for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for the account of the Company, (iv) any indebtedness or other obligations of the Company with respect to derivative contracts, including but not limited to commodity contracts, interest rate, commodity and currency swap agreements, forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates, and (v) any guarantees, endorsements, assumptions (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i), (ii), (iii) or (iv) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case listed in (i), (ii), (iii), (iv) and (v) above whether outstanding on the date of execution of this Indenture or thereafter incurred, other than obligations ranking on a parity with the Securities or ranking junior to the Securities; provided, however, that “Priority Indebtedness of the Company” does not include (a) trade accounts payable, (b) accrued liabilities arising in the ordinary course of business or (c) any indebtedness of the Company to any of its Subsidiaries.

Ranking Junior to the Securities:

The term “ranking junior to the Securities” when used with respect to any obligation of the Company means any other obligation of the Company which (a) ranks junior to and not equally with or prior to the Securities (or any other obligations of the Company ranking on a parity with the Securities) in right of payment upon the happening of any event of the kind specified in the first sentence of the second paragraph of Section 14.1, or (b) is specifically designated as ranking junior to the Securities by express provision in the instrument creating or evidencing such obligation.

The securing of any obligations of the Company, otherwise ranking junior to the Securities, shall be deemed to prevent such obligations from constituting obligations ranking junior to the Securities.

ranking on a parity with the Securities:

The term “ranking on a parity with the Securities” when used with respect to any obligation of the Company means (a) any obligation of the Company which ranks equally with and not prior to the Securities in right of payment upon the happening of any event of the kind specified in the first sentence of the second paragraph of Section 14.1, (b) any entity affiliated with the Company that is a financing entity of the Company and holds Securities issued under this Indenture, or (c) any obligation of the Company which is specifically designated as ranking on a parity with the Securities by express provision in the instrument creating or evidencing such obligation.

The securing of any obligations of the Company, otherwise ranking on a parity with the Securities, shall not be deemed to prevent such obligations from constituting obligations ranking on a parity with the Securities.

record date:

The term “record date” has the meaning specified in Section 2.3.

redemption; redeem; redeemable; etc.:

The terms “redemption,” “redeem” and “redeemable” when used with respect to any Security, shall include, without limitation, any prepayment or repayment provisions applicable to such Security.

Redemption Date:

The term “Redemption Date,” with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

Redemption Price:

The term “Redemption Price,” with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.

Registered Security:

The term “Registered Security” means any Security in the form established pursuant to Section 2.1 which is registered in the Register.

Register:

The term “Register” has the meaning specified in Section 2.5.

Responsible Officer:

The term “Responsible Officer”, means any officer of the Trustee in its corporate trust department and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

Security or Securities; outstanding:

The term “Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities,” with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

The term “outstanding,” when used with reference to Securities and subject to the provisions of Section 8.4, means as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), provided that such Securities shall have reached their Stated Maturity or, if such Securities are to be redeemed prior to the Stated Maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered or which have been paid pursuant to the terms of Section 2.7 unless proof satisfactory to the Trustee is presented that any such Securities are held by a bona fide purchaser in whose hands any of such Securities is a valid, binding and legal obligation of the Company; and

(d) Any such Security with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 12.5, except to the extent provided in Section 12.5.

In determining whether the holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.1.

Securityholder; registered holder:

The terms “Securityholder,” “holder of Securities,” “registered holder” or other similar term, mean any person who shall at the time be the registered holder of any Security or Securities on the Register kept for that purpose in accordance with the provisions of this Indenture.

Series Trustee:

The term “Series Trustee” has the meaning specified in Section 2.1.

Stated Maturity:

The term “Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified pursuant to the terms of such Security as the date on which the principal of such Security or such installment of interest is due and payable in the case of such principal, as such date may be shortened or extended as provided pursuant to the terms of such Security and this Indenture.

Subsidairy:

The term “Subsidiary” means an entity a majority of the outstanding equity of which is owned, directly or indirectly, by the Company or one or more Subsidiaries, or by the Company and one or more Subsidiaries.

Third Party Debt:

The term “Third Party Debt” has the meaning specified in Section 4.9.

Trust Indenture Act:

The term “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

Trustee:

The term “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture or until a Trustee for a series of Securities shall have become such pursuant to Section 2.1 of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

United States:

The term “United States,” except as otherwise provided in or pursuant to this Indenture or any Security, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION OF TRANSFER

AND EXCHANGE OF SECURITIES

2.1 Amount, Series and Delivery of Securities. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. The terms of each series (which terms shall not be inconsistent with the provisions of this Indenture), shall either be established in or pursuant to a Company Resolution and set forth in an Officers’ Certificate, or set forth in one or more indentures supplemental hereto, prior to the issuance of Securities of any series and shall specify:

(a) The designation of the Securities of such series (which shall distinguish the Securities of the series from all other Securities and which shall include the word “subordinated” or a word of like meaning);

(b) Any limit upon the aggregate principal amount of the Securities of such series which may be executed, authenticated and delivered under this Indenture; provided, however, that nothing contained in this Section or elsewhere in this Indenture or in such Securities or in a Company Resolution or Officers’ Certificate or supplemental indenture is intended to or shall limit execution by the Company or authentication and delivery by the Trustee of Securities under the circumstances contemplated by Sections 2.5, 2.6, 2.7, 3.2, 3.3 and 10.4;

(c) The date or dates (if any) on which the principal of the Securities of such series is payable;

(d) The rate or rates at which the Securities of such series shall bear interest, if any, the rate or rates and extent to which Additional Interest or other interest, if any, shall be payable, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable, the record date for the interest payable on any interest payment date and the right of the Company to defer or extend an interest payment date;

(e) The place or places where Securities of such series may be presented for payment and for the other purposes provided in Section 4.2;

(f) Any price or prices at which, any period or periods within which, and any terms and conditions upon which Securities of such series may be redeemed or prepaid, in whole or in part, at the option of the Company;

(g) The type or types (if any) of Equity Securities of the Company into which, any period or periods within which, and any terms and conditions upon which Securities of such series may be made payable, converted, exchanged in whole or in part, at the option of the holder or of the Company;

(h) If other than denominations of $1,000 and any whole multiple thereof, the denominations in which Securities of such series shall be issuable;

(i) If other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.1;

(j) If other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency (which may be a composite currency) in which payment of the principal of and interest, if any, on the Securities of such series shall be payable;

(k) If the principal of or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a holder thereof, in a coin or currency (including composite currency) other than that in which the Securities of such series are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(l) If the amounts of payments of principal of or interest, if any, on the Securities of such series may be determined with reference to an index based on a coin or currency (including composite currency) other than that in which the Securities of such series are stated to be payable, or any other index (including commodity or equity indices), the manner in which such amounts shall be determined;

(m) If the Securities of such series are payable at Maturity or upon earlier redemption in Equity Securities, the terms and conditions upon which such payment shall be made;

(n) The person or persons who shall be registrar for the Securities of such series, and the place or places where the Register of Securities of the series shall be kept;

(o) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to any of such Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(p) Whether any Securities of such series are to be issuable in global form with or without coupons, and, if so, the Depositary for such Global Securities and whether beneficial owners of interests in any such Global Security may exchange such interests for definitive Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which, and the place or places where, any such exchanges may occur, if other than in the manner provided in Section 2.5;

(q) (i) if other than the Person named as the “Trustee” in the first paragraph of this instrument (or a successor to such Person pursuant to the applicable provisions of this Indenture) (for purposes of this clause (q), herein called the “Original Trustee”), the identity of a Trustee for the Securities of the series (a “Series Trustee”), and/or (ii) if not the Original Trustee or the Series Trustee, the identity of each registrar of Securities, Paying Agent or Authenticating Agent with respect to such Securities, and (iii) such additions or changes to any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood, anything contained herein or in any Company Resolution, Officers’ Certificate or supplemental indenture to the contrary notwithstanding, that (a) nothing herein shall constitute such Trustees co-trustees of the same trust, (b) each such Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee, (c) the Series Trustee shall have all the rights, powers, trusts and duties of the Original Trustee with respect to, and only with respect to, the Securities of the series, (d) the Original Trustee shall have no rights, powers, trusts and duties with respect to the Securities of the series, (e) no Trustee hereunder shall have any liability for any acts or omissions of any other Trustee hereunder and (f) no appointment of a Series Trustee shall become effective until the acceptance of the appointment by the Series Trustee is evidenced in writing;

(r) Whether any Securities of such series are subject to any securities law or other restrictions on transfer; and any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture);

(s) If the principal of or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a holder thereof or otherwise, in Equity Securities, with the proceeds of Equity Securities or from any other specific source of funds, the period or periods within which, and the terms and conditions upon which, such elections and/or payments shall be made;

(t) If either or both of Section 12.5(b) relating to defeasance or Section 12.5(c) relating to covenant defeasance shall not be applicable to the Securities of such series, or any covenants relating to the Securities of such series which shall be subject to covenant defeasance, and any deletions from, modifications or additions to, the provisions of Article Twelve in respect of the Securities of such series;

(u) if the Company is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

or in any case, the method for determining such terms, the persons authorized to determine such terms and the limits, if any, within which any such determination of such terms is to be made.

The Securities of all series shall be subordinate to Priority Indebtedness of the Company as provided in Article Fourteen. The applicable Company Resolution, Officers’ Certificate or supplemental indenture may provide that Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which interest may be determined, with different dates from which such interest shall accrue, with different dates on which such interest may be payable or with any different terms other than Events of Default but all such Securities of a particular series shall for all purposes under this Indenture including, but not limited to, voting and Events of Default, be treated as Securities of a single series.

Notwithstanding Section 2.1(b) and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

If any of the terms of any series of Securities are established by action taken pursuant to a Company Resolution, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or supplemental indenture setting forth the terms of the series.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company, signed by any two Officers, without any further corporate action by the Company; provided, however, that in the case of Securities offered in a

Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee prior to the time of the first authentication of Securities of such series. If the form or terms of the Securities of the series have been established in or pursuant to a Company Resolution and set forth in an Officers’ Certificate, or set forth in one or more supplemental indentures hereto, as permitted by this Section and Section 2.2, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon:

(a) an Opinion of Counsel to the effect that:

(i) the form or forms and terms, or if all Securities of such series are not to be issued at one time, the manner of determining the terms of such Securities, have been established in conformity with the provisions of this Indenture;

(ii) all conditions precedent provided for in this Indenture to the authentication and delivery of such Securities have been complied with and that such Securities when completed by appropriate insertions, executed by duly authorized officers of the Company, delivered by duly authorized officers of the Company to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(iii) if the Securities of such series have been registered under the Securities Act, that this Indenture has been qualified under the Trust Indenture Act;

and

(b) an Officers’ Certificate stating that, to the best knowledge of the Persons executing such certificate, (i)no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing and (ii) all conditions precedent provided for in this Indenture to the authentication and delivery of the Securities have been complied with.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Article II and this Section, as applicable, in connection with the first authentication of Securities of such series.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver either an Opinion of Counsel or an Officers’ Certificate at the time of issuance of each Security, provided that such Opinion of Counsel and Officers’ Certificate, with appropriate modifications, are instead delivered at or prior to the time of issuance of the first Security of such series.

Each Security shall be dated the date of its authentication.

2.2 Form of Securities and Trustee’s Certificate. The Securities of each series shall be substantially of the tenor and terms as shall be authorized in or pursuant to a Company Resolution and set forth in an Officers’ Certificate, or set forth in an indenture or indentures supplemental hereto in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Securities may be listed, or to conform to usage. If the form of Securities of any series is authorized by action taken pursuant to a Company Resolution, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate contemplated by Section 2.1 setting forth the terms of the series.

The Securities may be printed, lithographed or fully or partly engraved.

The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

[DATE]	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory”

If Securities of a series are issuable in global form, as specified pursuant to Section 2.1, then, notwithstanding clause (h) of Section 2.1 and the provisions of Section 2.3, such Security shall represent such amount of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of outstanding Securities of such series represented thereby may from time to time be increased or reduced to reflect exchanges or transfers (in any event, not to exceed the aggregate principal amount authorized from time to time pursuant to Section 2.1). Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such person or persons as shall be specified in such Security or by the Company. Subject to the provisions of Section 2.4 and, if applicable, Section 2.6, the Trustee shall deliver and redeliver any Security in global form in the manner and upon written instructions given by the person or persons specified in such Security or by the Company. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form after the original issuance of the Securities of such series shall be in writing, and shall not be objected to in writing by the Depositary, but need not comply with Section 15.4 and need not be accompanied by an Opinion of Counsel.

Unless otherwise specified pursuant to Section 2.1, payment of principal of and any premium and any interest on any Security in global form shall be made to the person or persons specified therein.

The owners of beneficial interests in any Global Security shall have no rights under this Indenture with respect to any Global Security held on their behalf by a Depositary, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the sole holder and owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary, or impair, as between a Depositary and its participants in any Global Security, the operation of customary practices governing the exercise of the rights of a holder of a Security of any series, including, without limitation, the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under this Indenture.

Neither the Company, the Trustee nor any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Each Depositary designated pursuant to Section 2.1 for a Global Security must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

2.3 Denominations of and Payment of Interest on Securities. The Securities of each series shall be issuable as fully registered Securities without coupons in such denominations as shall be specified as contemplated by Section 2.1 (except as provided in Section 2.2 and Section 2.6). In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

If the Securities of any series shall bear interest, each Security of such series shall bear interest from the applicable date at the rate or rates per annum, and such interest shall be payable on the dates, specified on, or determined in the manner provided in, the Security. The person in whose name any Security is registered at the close of business on any record date (as defined below) for the Security with respect to any interest payment date for such Security shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Security upon any registration of transfer, exchange or conversion thereof subsequent to such record date and prior to such interest payment date, unless such Security shall have been called for redemption on a date fixed for redemption subsequent to such record date and prior to such interest payment date or unless the Company shall default in the payment of interest due on such interest payment date on such Security, in which case such defaulted interest shall be paid to the person in whose name such Security (or any Security or Securities issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest, or except as otherwise specified as contemplated by Section 2.1. The term “record date” as used in this Section with respect to any regular interest payment date for any Security shall mean such day or days as shall be specified as contemplated by Section 2.1; provided, however, that in the absence of any such provisions with respect to any Security, such term shall mean: (1) if such interest payment date is the first day of a calendar month, the fifteenth day of the calendar month next preceding such interest payment date; or (2) if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month; provided, further, that (except as otherwise specified as contemplated by Section 2.1) if the day which would be the record date as provided herein is not a Business Day, then it shall mean the Business Day next preceding such day. Such term, as used in this Section, with respect to the payment of any defaulted interest on any Security shall mean (except as otherwise specified as contemplated by Section 2.1) the fifth day next preceding the date fixed by the Company for the payment of defaulted interest, established by notice given by first class mail by or on behalf of the Company to the holder of such Security not less than 10 days preceding such record date, or, if such fifth day is not a Business Day, the Business Day next preceding such fifth day.

2.4 Execution of Securities. The Securities shall be signed on behalf of the Company, manually or in facsimile, by any Officer or one of its Assistant Corporate Secretaries. Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited herein, executed by or on behalf of the Trustee manually by an authorized officer, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. Typographical or other errors or defects in the facsimile signature on any Security or in the text thereof shall not affect the validity or enforceability of such Security if it has been duly authenticated and delivered by the Trustee.

In case any officer of the Company who shall have signed any of the Securities, manually or in facsimile, shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company, manually or in facsimile, by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

2.5 Registration, Transfer and Exchange of Securities. Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a like aggregate principal amount of Securities of the same series of the same tenor and terms of other authorized denominations. Securities to be exchanged shall be surrendered at the offices or agencies to be maintained by the Company in accordance with the provisions of Section 4.2 and the Company shall execute and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive.

The Company shall keep, at one of the offices or agencies to be maintained by the Company in accordance with the provisions of Section 4.2 with respect to the Securities of each series, a Register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities of such series and the transfer of Securities of such series as in this Article provided. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Register shall be open for inspection by the Trustee and any registrar of the Securities of such series other than the Trustee. Upon due presentment for registration of transfer of any Security of any series at the offices or agencies of the Company to be maintained by the Company in accordance with Section 4.2 with respect to the Securities of such series, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series of like tenor and terms for a like aggregate principal amount of authorized denominations.

Every Security issued upon registration of transfer or exchange of Securities pursuant to this Section shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Security or Securities surrendered upon registration of such transfer or exchange.

All Securities of any series presented or surrendered for exchange, registration of transfer, redemption, conversion or payment shall, if so required by the Company or any registrar of the Securities of such series, be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and such registrar, duly executed by the registered holder or by his attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company shall not be required to exchange or register the transfer of (a) any Securities of any series during a period beginning at the opening of business fifteen days before the day of the mailing of a notice of redemption of outstanding Securities of such series and ending at the close of business on the relevant Redemption Date, or (b) any Securities or portions thereof called or selected for redemption, except, in the case of Securities called for redemption in part, the portion thereof not so called for redemption.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred, except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

Notwithstanding the foregoing, except as otherwise specified pursuant to Section 2.1, any Global Security shall be exchangeable pursuant to this Section only as provided in this paragraph. If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series, or if at any time the Depositary for the Securities of such series shall cease to be a “clearing agency” registered under the Exchange Act, the Company shall appoint a successor Depositary with respect to the Securities of such series. If (a) a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility (thereby automatically making the Company’s election pursuant to Section 2.1 no longer effective with respect to the Securities of such series), (b) the beneficial owners of interests in a Global Security are entitled to exchange such interests for definitive Securities of such series and of the same tenor and terms, as specified pursuant to Section 2.1, (c) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series, or (d) the Company in its sole discretion and subject to the procedures of the Depositary determines that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities, then without unnecessary delay, but, if appropriate, in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the

Trustee definitive Securities in aggregate principal amount equal to the principal amount of such Global Security, executed by the Company and authenticated by the Trustee. On or after the earliest date on which such interests are or may be so exchanged, such Global Security shall be surrendered by the Depositary to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities upon payment by the beneficial owners of such interest, at the option of the Company, of a service charge for such exchange and of a proportionate share of the cost of printing such definitive Securities, and the Trustee shall authenticate and deliver, (a) to each person specified by the Depositary in exchange for each portion of such Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of the same tenor and terms as the portion of such Global Security to be exchanged, and (b) to such Depositary a Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global security and the aggregate principal amount of definitive Securities delivered to holders thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date. If a Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on (i) any record date and before the opening of business at such office or agency on the relevant interest payment date, or (ii) any record date for the payment of defaulted interest and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest, then interest or default interest, as the case may be, will not be payable on such interest payment date or proposed date for payment of defaulted interest, as the case may be, in respect of such Security, but will be payable on such interest payment date or proposed date for payment of defaulted interest, as the case may be, only to the person to whom interest in respect of such portion of such Global Security is payable in accordance with the provisions of this Indenture and such Global Security.

2.6 Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall, upon the written order of the Company, authenticate and deliver temporary Securities of such series (printed or lithographed) of any denomination and substantially in the form of the definitive Securities of such series, but with or without a recital of specific Redemption Prices or conversion provisions and with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every such temporary Security shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at the offices or agencies to be maintained by the Company as provided in Section 4.2 with respect to the Securities of such series, and the Trustee shall, upon the written order of the Company, authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

2.7 Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company, in the case of any mutilated Security shall, and in the case of any destroyed, lost or stolen Security in its discretion may, execute, and upon its request the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, a new Security of the same series of like tenor and terms in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In case any such Security shall have matured or shall be about to mature, instead of issuing a substituted Security, the Company may pay or authorize payment of the same (without surrender thereof, except in the case of a mutilated Security). In every case the applicant for a substituted Security or for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same, or the Trustee or any Paying Agent of the Company may make any such payment, upon the written request or authorization of any officer of the Company. Upon the issue of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses connected therewith (including the fees and expenses of the Trustee).

To the extent permitted by mandatory provisions of law, every substituted Security issued pursuant to the provisions of this Section in substitution for any destroyed, lost or stolen Security shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

To the full extent legally enforceable, all Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute now existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

2.8 Cancellation and Disposition of Surrendered Securities. All Securities surrendered for the purpose of payment, redemption, exchange, substitution or registration of transfer, shall, if surrendered to the Company or any agent of the Company or of the Trustee, be delivered to the Trustee, and the same, together with Securities surrendered to the Trustee for cancellation, shall be canceled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Securities in accordance with its customary procedures and deliver a certificate of disposition thereof to the Company unless by an Officers’ Certificate, the Company shall direct that canceled Securities be returned to it. If the Company shall purchase or otherwise acquire any of the Securities, however, such purchase or acquisition shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee for cancellation.

2.9 Authenticating Agents. The Trustee may from time to time appoint one or more Authenticating Agents with respect to one or more series of Securities, which shall be authorized to act on behalf of the Trustee and subject to its direction in authenticating and delivering Securities of such series pursuant hereto in connection with exchanges, registrations of transfer, redemptions or conversions, as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Securities of such series, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee. Wherever reference is made in this Indenture to the authentication or delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication or delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall at all times be a Corporation (including a banking association) organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia, having a combined capital and surplus of at least five million dollars ($5,000,000) authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial, or District of Columbia authorities. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

Any Corporation succeeding to the corporate agency business of an Authenticating Agent shall continue to be an Authenticating Agent, if such successor Corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent or such successor Corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including among other things the duties to authenticate and deliver Securities of any series for which it has been appointed an Authenticating Agent when presented to it in connection with exchanges, registrations of transfer or any redemptions or conversions thereof; it will furnish from time to time as requested by the Trustee appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; it is eligible for appointment as Authenticating Agent under this Section and will notify the Trustee promptly if it shall cease to be so qualified; and it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of any acts or failures to act of the Authenticating Agent but it shall have no liability for any action taken by it at the specific written direction of the Trustee.

2.10 Deferrals of Interest Payment Dates. If specified as contemplated by Section 2.1 or Section 2.2 with respect to the Securities of a particular series, so long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of such series, from time to time to defer the payment of interest on such Securities for such period or periods as may be specified as contemplated by Section 2.1 (each, an “Extension Period”) during which Extension Periods the Company shall have the right to make partial payments of interest on any interest payment date. No Extension Period shall end on a date other than an interest payment date or extend beyond the Stated Maturity. Except as otherwise contemplated in Section 2.1 or Section 2.2, at the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest or other interest thereon, if any, at the rate specified for the Securities of such series to the extent permitted by applicable law).

2.11 Securities Repayable at the Option of Holders. If the Company shall establish pursuant this Section 2.1 that the Securities of a particular series are to be repaid before their Stated Maturity at the option of Holders thereof, then the face of such Securities may indicate the applicable Repayment Date(s) and Repayment Price(s), and such Securities may include the following provisions:

If so indicated on the face of the Security, the Company may be required to repurchase the Security at the option of the Holder, in whole or in part, on the Repayment Date(s) and at the applicable Repayment Price(s) so indicated on the face hereof, plus accrued interest, if any, to the applicable Repayment Date. On or before the applicable Repayment Date, the Company shall deposit with the Trustee money sufficient to pay the applicable Repayment Price and any interest accrued on the portion of this Security to be tendered for repayment. On and after such Repayment Date, interest will cease to accrue on this Security or any portion hereof tendered for repayment.

The repayment option may be exercised by the Holder of the Security for less than the entire principal amount hereof, but in that event, the principal amount hereof remaining outstanding after repayment must be in an authorized denomination. In the event of repurchase of the Security in part only, a new Security or Securities of this series and of like tenor for the unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

In order for this Security to be repaid, the Trustee must receive at least 60 days but not more than 180 days prior to the Repayment Date (i) the Security with the form entitled “Option to Elect Repayment” attached to the Security duly completed or (ii) a facsimile transmission or a letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby, and a guarantee that the Security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” attached to the Security, will be received by the Trustee not later than the fifth Business Day after the date of such facsimile transmission or letter; however, such facsimile transmission or letter shall only be effective if the Security and duly completed form are received by the Trustee by such fifth Business Day. Such notice, once given, will be irrevocable unless waived by the Company.

2.12 Shortening or Extension of Stated Maturity. If specified as contemplated by Section 2.1 or Section 2.2 with respect to the Securities of a particular series, the Company shall have the right to (i) shorten the Stated Maturity of the principal of the Securities of such series at any time to any date not earlier than the first date on which the Company has the right, if any, to redeem the Securities of such series, and (ii) extend the Stated Maturity of the principal of the Securities of such series at any time at its election for one or more periods, but in no event to a date later than the 49th anniversary of the first interest payment date following the Original Issue Date of the Securities of such series; provided that, if the Company elects to exercise its right to extend the Stated Maturity of the principal of the Securities of such series pursuant to this clause (ii), at the time such election is made and at the time of extension (A) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (B) the Company is not in default in the payment of any interest or principal on such Securities, and (C) such Securities are rated not less than [BBB-] by Standard & Poor’s Ratings Services or [Baa3] by Moody’s Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization. In the event the Company elects to shorten or extend the Stated Maturity of the Securities of a particular series, it shall give notice to the Trustee (not less than 45 days prior to the effectiveness thereof), and the Trustee shall give notice of such shortening or extension to the holders not less than 30 nor more than 60 days prior to the effectiveness thereof.

2.13 Agreed Tax Treatment. Each Security issued hereunder shall provide that the Company and, by its acceptance of a Security or a beneficial interest therein, the holder of, and any Person that acquires a beneficial interest in, such Security agree that for United States federal, state and local tax purposes it is intended that such Security constitute indebtedness.

2.14 CUSIP and Other Numbers. The Company in issuing the Securities may use CUSIP Numbers, ISIN numbers or other similar identifiers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to holders of Securities; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in CUSIP Numbers, ISIN or other numbers assigned to the Securities.

ARTICLE III

REDEMPTION OF SECURITIES

3.1 Applicability of Article. Securities of any series which are redeemable prior to Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.1 for Securities of any series) in accordance with this Article.

3.2 Mailing of Notice of Redemption. In case the Company shall desire to exercise any right to redeem all or, as the case may be, any part of the Securities of any series pursuant to this Indenture, it shall give notice of such redemption to holders of the Securities to be redeemed as hereinafter in this Section provided.

The Company covenants that it will pay to the Trustee or one or more Paying Agents, by 11:00 a.m., New York City time, on the date of such redemption, a sum in cash sufficient to redeem on the Redemption Date all the Securities so called for redemption at the applicable Redemption Price, together with any accrued interest on the Securities to be redeemed to but excluding the date fixed for redemption.

Notice of redemption shall be given to the holders of Securities to be redeemed as a whole or in part by mailing by first class mail, postage prepaid, a notice of such redemption not less than 20 nor more than 60 days prior to the date fixed for redemption to their last addresses as they shall appear upon the Register, but failure to give such notice by mailing in the manner herein provided to the holder of any Security designated for redemption as a whole or in part, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Security.

Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice.

Each such notice of redemption shall identify the Securities to be redeemed (including CUSIP Numbers) and specify the Redemption Date and the Redemption Price at which Securities are to be redeemed (or if the Redemption Price cannot be calculated prior to the time the notice is required to be given, the manner of calculation thereof), and shall state that payment of the Redemption Price of the Securities or portions thereof to be redeemed will be made at any of the offices or agencies to be maintained by the Company in accordance with the provisions of Section 4.2 with respect to the Securities to be redeemed, upon presentation and surrender of such Securities or portions thereof, and that, if applicable, interest accrued to the date fixed for redemption will be paid as specified in said notice and on and after said date interest thereon will cease to accrue and shall also specify, if applicable, the conversion price and the date on which the right to convert the Securities will expire and that holders must comply with the terms of the Securities in order to convert their Securities. If less than all the Securities of any series are to be redeemed, the notice of redemption to each holder shall specify such holder’s Securities of such series to be redeemed as a whole or in part. In case any Security is to be redeemed in part only, the notice which relates to such Security shall state the portion of the principal amount thereof to be redeemed (which shall be equal to an authorized denomination for Securities of such series), and shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive the Redemption Price in respect to the principal amount thereof called for redemption and, without charge, a new Security or Securities of the same series of authorized denominations for the principal amount thereof remaining unredeemed.

In the case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, the basis for such redemption and of the principal amount of Securities of the applicable series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or that is subject to compliance with conditions provided in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or conditions. If less than all the Securities of such series are to be redeemed, thereupon the Trustee shall select, by lot, or in any manner it shall deem fair, the Securities of such series to be redeemed as a whole or in part and shall thereafter promptly notify the Company in writing of the particular Securities of such series or portions thereof to be redeemed. If the Securities of any series to be redeemed consist of Securities having different dates on which the principal or any installment of principal is payable or different rates of interest, if any, or different methods by which interest may be determined or have any other different tenor or terms, then the Company may, by written notice to the Trustee, direct that Securities of such series to be redeemed shall be selected from among groups of such Securities having specified tenor or terms and the Trustee shall thereafter select the particular Securities to be redeemed in the manner set forth in the preceding sentence from among the group of such Securities so specified.

3.3 Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company), and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Order, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in this Section. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

3.4 Redemption of Securities for Sinking Fund. Not less than 75 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to this Section 3.4, the basis for such credit, that such Securities have not been previously so credited and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 45 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.2. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.2 and 3.7.

3.5 Repayment at the Option of Holders. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

3.6 Exercise of Option of Holders. Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on such Securities. In order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 180 days nor later than 60 days prior to the Repayment Date (1) the Security so providing for such repayment together with the “Option to Elect Repayment” form duly completed by the Holder (or by the Holder’s attorney duly authorized in writing) or (2) a facsimile transmission or a letter from a member of a national securities exchange, or FINRA, or a commercial bank or trust company in the United States setting forth the name of the Holder of Security, the principal amount of the Security, the amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with the duly completed form entitled “Option to Elect Repayment,” will be received by the Trustee not later than the fifth Business Day after the date of such facsimile transmission or letter; provided, however, that such facsimile transmission or letter shall only be effective if such Security and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

3.7 When Securities Called for Redemption Become Due and Payable. If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together, if applicable, with any interest accrued (including any Additional Interest or other interest) to but excluding the Redemption Date fixed for redemption, and on and after such date fixed for redemption (unless the Company shall default in the payment of such Securities at the applicable Redemption Price, together with any interest accrued to the date fixed for redemption) any interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and, except as provided in Sections 7.5 and 12.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof and any unpaid interest accrued to but excluding the date fixed for redemption. On presentation and surrender of such Securities at said Place of Payment in said notice specified, such Securities or portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with any interest accrued to but excluding the date fixed for redemption; provided, however, that, except as otherwise specified as contemplated by Section 2.1, any regular payment of interest becoming due on the date fixed for redemption shall be payable to the holders of the Securities registered as such on the relevant record date as provided in Article Two hereof. Upon surrender of any Security which is redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver at the expense of the Company a new Security of the same series of like tenor and terms of authorized denomination in principal amount equal to the unredeemed portion of the Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the date fixed for redemption at the rate borne by or prescribed therefor in the Security, or, in the case of a Security which does not bear interest, at the rate of interest set forth therefor in the Security to the extent permitted by law.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

The Company covenants as follows:

4.1 Payment of Principal of and Interest on Securities. The Company will duly and punctually pay or cause to be paid the principal of and interest (including any Additional Interest and/or Additional Tax Sums due thereon), if any, on each of the Securities at the time and places and in the manner provided herein and in the Securities. Except as otherwise specified as contemplated by Section 2.1, if the Securities of any series bear interest, each installment of interest on the Securities of such series may at the option of the Company be paid

(i) by mailing a check or checks for such interest payable to the Person entitled thereto pursuant to Section 2.3 to the address of such person as it appears on the Register of Securities of such series or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register of Securities, provided that proper transfer instructions have been received by the record date.

4.2 Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Securities. So long as any of the Securities shall remain outstanding, the Company will maintain an office or agency where the Securities may be presented for registration, conversion, exchange and registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served, and where the Securities may be presented for payment. In case the Company shall designate and maintain some office or agency other than the previously designated office or agency, it shall give the Trustee prompt written notice thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof to the Trustee, presentations and demands may be made and notices may be served at the principal office of the Trustee. Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates as the Place of Payment for each series of Securities the Borough of Manhattan, The City of New York, and initially appoints the Corporate Trust Office of the Trustee as the Company’s office or agency in the Borough of Manhattan, The City of New York for such purpose. The Company may subsequently appoint a different office or agency in the Borough of Manhattan, The City of New York for the Securities of any series

In addition to such office or agency, the Company may from time to time constitute and appoint one or more other offices or agencies for such purposes with respect to Securities of any series, and one or more paying agents for the payment of Securities of any series, in such cities or in one or more other cities, and may from time to time rescind such appointments, as the Company may deem desirable or expedient, and as to which the Company has notified the Trustee.

4.3 Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

4.4 Duties of Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee with respect to Securities of any series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section and Section 12.3,

(i) that it will hold all sums held by it as such agent for the payment of the principal of or interest, if any, on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series entitled to such principal or interest and will notify the Trustee of the receipt of sums to be so held,

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

(iii) that it will at any time during the continuance of any Event of Default, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it.

(b) Whenever the Company shall have one or more Paying Agents with respect to the Securities of any series, it will, prior to each due date of the principal of or any interest on a Security of such series, deposit with a Paying Agent of such series a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the holders of Securities of such series entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) If the Company shall act as its own Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of or any interest on a Security of such series, set aside, segregate and hold in trust for the benefit of the holder of such Security, a sum sufficient to pay such principal or interest so becoming due and will notify the Trustee of such action, or any failure by it or any other obligor on the Securities of such series to take such action and will at any time during the continuance of any Event of Default, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it.

(d) Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such series by it, or any Paying Agent hereunder, as required by this Section, such sums are to be held by the Trustee upon the trust herein contained.

(e) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 12.3 and 12.4.

4.5 Further Assurances. From time to time whenever reasonably demanded by the Trustee, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances and take all such further action as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Indenture or to secure the rights and remedies hereunder of the holders of the Securities of any series.

4.6 Officers’ Certificate as to Defaults; Notices of Certain Defaults. The Company will, so long as any of the Securities are outstanding, deliver to the Trustee no later than 120 days after the end of each calendar year, beginning with the year 2015, a certificate signed by the Company’s principal executive officer, principal financial officer or principal accounting officer stating that a review has been made under his or her supervision of the activities of the Company during such year and of the performance under this Indenture and, to the best of his or her knowledge, the Company has complied with all conditions and covenants under this Indenture throughout such calendar year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known and the nature and status thereof. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. In addition, the Company shall give the notice to the Trustee as and when required by the fourth paragraph of Section 14.1.

4.7 Preservation of Existence. Subject to Article Eleven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not disadvantageous in any material respect to the Holders.

4.8 Waiver of Covenants. The Company may omit in any particular instance to comply with any covenant or condition specifically contained in this Indenture for the benefit of one or more series of Securities, if before the time for such compliance the holders of a majority in principal amount of the Securities of all series affected (all series voting as one class) at the time outstanding (determined as provided in Section 8.4) shall waive such compliance in such instance, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

4.9 Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE V

SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY

AND THE TRUSTEE

5.1 Company to Furnish Trustee Information as to the Names and Addresses of Securityholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually not more than 5 days after each record date for payment of interest, and at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all information in the possession or control of the Company, or any Paying Agent or any registrar of the Securities of each series, other than the Trustee, as to the names and addresses of the holders of Securities of such series obtained (in the case of each list other than the first list) since the date as of which the next previous list was furnished; provided, however, that if the Trustee shall be the registrar of the Securities of such series, no such list need be furnished; and provided further that the Company shall not be obligated to provide such a list of Securityholders at any time the list of Securityholders does not differ from the most recent list of Securityholders given to the Trustee by the Company. Any such list may be dated as of a date not more than fifteen days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

5.2 Trustee to Preserve Information as to the Names and Addresses of Securityholders Received by It.

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Each and every holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor any registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the holders of Securities in accordance with Section 312(b) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

5.3 Annual and Other Reports to be Filed by Company with Trustee.

(a) The Company covenants and agrees to file with the Trustee within fifteen days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(c) The Company covenants and agrees to transmit to the holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection (c) of Section 5.4 with respect to reports pursuant to subsection (a) of said Section 5.4, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

5.4 Trustee to Transmit Annual Report to Securityholders.

(a) On or before [                     ,                     ], and on or before [                     ] in every year thereafter, if and so long as any Securities are outstanding hereunder, the Trustee shall transmit to the Securityholders as hereinafter in this Section provided, a brief report dated as of the preceding [                    ] with respect to any of the following events which may have occurred within the previous twelve (12) months (but if no such event has occurred within such period no report need be transmitted):

(i) Any change to its eligibility under Section 7.9, and its qualifications under Section 7.8;

(ii) The creation of or any material change to a relationship which, with the occurrence of an Event of Default, would create a conflicting interest within the meaning of the Trust Indenture Act;

(iii) The character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of any series on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of the Securities of all series outstanding as of the date of such report;

(iv) Any change to the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4), or (6) of subsection (b) of Section 311 of the Trust Indenture Act;

(v) Any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

(vi) Any additional issue of Securities which the Trustee has not previously reported to Securityholders; and

(vii) Any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported to Securityholders and which in its opinion materially affects the Securities of any series, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.7.

(b) The Trustee shall transmit to the Securityholders, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if such report has not yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of any series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 10 percent of the principal amount of Securities of all series outstanding as of the date of such report, such report to be transmitted within 90 days after such time.

(c) Reports pursuant to this Section shall be transmitted by mail to all holders of Securities of any series, as the names and addresses of such holders shall appear upon the Register of the Securities of such series.

(d) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange upon which the Securities of any series are listed and also with the Commission. The Company will promptly notify the Trustee when and as the Securities of any series become listed on any stock exchange.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON

EVENT OF DEFAULT

6.1 Events of Default Defined. The term “Event of Default” whenever used herein with respect to Securities of any series shall mean any one of the following events:

(a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

(b) default in the payment of all or any part of the principal of any of the Securities of such series as and when the same shall become due and payable whether upon Maturity, upon any redemption, by declaration or otherwise; or

(c) default in the payment of any sinking fund payment, or analogous provision, when and as due by the terms of a Security of such series, and continuance of such default for a period of 60 days; or

(d) failure on the part of the Company duly to observe or perform in any material respect any covenants or agreements (other than covenants to pay interest, principal and premium, which are subject to subsections (a) and (b) above of this Section) on the part of the Company in the Securities or in this Indenture (including any supplemental indenture or pursuant to any Officers’ Certificate as contemplated by Section 2.1) which are for the benefit of the Securities of such series, for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 33% in principal amount of the Securities of such series and all other series so benefited (all series voting as one class) at the time outstanding under this Indenture a written notice specifying such failure and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee or the Trustee and the Holders of such principal amount of Securities of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

(e) the commencement by the Company of a voluntary case under Chapter 7 or Chapter 11 of the federal Bankruptcy Code or any other similar state or federal law now or hereafter in effect, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or the taking possession by a liquidating agent or committee, conservator or receiver for the Company or any substantial part of its property, or the general assignment by the Company for the benefit of its creditors, or the admission by the Company in writing of its inability to pay its debts as they become due; or

(f) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under Chapter 7 or Chapter 11 of the federal Bankruptcy Code or any other similar state or federal law now or hereafter in effect, and the continuance of any such decree or order unstayed and in effect for a period of 60 days, or the appointment of or the taking possession by a liquidating agent or committee, conservator or receiver for the Company or any substantial part of its property, and the continuance of any such appointment unstayed and in effect for a period of 60 days.

If an Event of Default shall have occurred and be continuing, unless the principal of all the Securities shall have already become due and payable, either the Trustee or (i) the holders of not less than 33% in principal amount of all the then outstanding Securities of the series as to which such Event of Default under clauses 6.1(a), 6.1(b), 6.1(c) or 6.1(d) has occurred (each such series voting as a separate class in the case of an Event of Default under clauses 6.1(a) or 6.1(b), and all such series voting as one class in the case of an Event of Default under clauses 6.1(d)), or (ii) the holders of not less than 33% in principal amount of all of the outstanding Securities in the case of an Event of Default under clauses 6.1(e) or 6.1(f), by notice in writing to the Company (and to the Trustee if given by Securityholders) may declare the principal amount (or if Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series in the case of an Event of Default under clauses 6.1(a), 6.1(b), 6.1(c) or 6.1(d) or of all the outstanding Securities in the case of an Event of Default under clauses 6.1(e) or 6.1(f), in each case together with any accrued interest, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal amount (or specified portion thereof) of the Securities of any one or more series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or upon all the Securities, as the case may be) and the principal of any and all Securities of such series (or of any and all the Securities, as the case may be) which shall have become due otherwise than by declaration (with interest on overdue installments of interest to the extent permitted by law and on such principal at the rate or rates of interest borne by, or prescribed therefor in, the Securities of each such series to the date of such payment or deposit) and the amounts payable to the Trustee under Section 7.6, and any and all defaults under the Indenture with respect to Securities of such series (or all Securities, as the case may be), other than the nonpayment of principal of and any accrued interest on Securities of such series (or any Securities, as the case may be) which shall have become due by declaration, shall have been cured, remedied or waived as provided in Section 6.6, then and in every such case the holders of a majority in principal amount of the Securities of such series (or of all the Securities, as the case may be) then outstanding and as to which such Event of Default has occurred (such series or all series voting as one class, if more than one series are so entitled) by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences.

6.2 Covenant of Company to Pay to Trustee Whole Amount Due on Securities on Default in Payment of Interest or Principal. The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Securities of any series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period), or (2) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series as and when the same shall become due and payable, whether upon Maturity, upon any redemption, by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities of such series, the whole amount that then shall have become due and payable on all such Securities of such series for principal or interest, or both, as the case may be, with interest upon the overdue principal and installments of interest (to the extent permitted by law) at the rate or rates of interest borne by or prescribed therefor in the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents and counsel, and any expenses or disbursements reasonably incurred, and all reasonable advances made hereunder by the Trustee, its agents, attorneys and counsel, except as a result of its negligence or bad faith.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Securities, and collect in the manner provided by law out of the property of the Company or any other obligor upon such Securities wherever situated the moneys adjudged or decreed to be payable.

The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Securities of any series, or in any one or more of such capacities (irrespective of whether the principal of the Securities of such series shall then be due and payable, whether upon Maturity, upon any redemption, by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section) to file and prove a claim or claims for the whole amount of principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) and interest owing and unpaid in respect of the Securities of such series and to file such other documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation of the Trustee, its agents and counsel, and for reimbursement of all expenses and disbursements reasonably incurred, and all reasonable advances made hereunder by the Trustee, its agents and counsel, except as a result of its negligence or bad faith) and of the holders of the

Securities of such series allowed in any equity receivership, insolvency, bankruptcy, liquidation, arrangement, readjustment, reorganization or any other judicial proceedings relative to the Company or any other obligor on the Securities of such series or their creditors, or their property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Securities of each series by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Securities of such series, with authority to make and file in the respective names of the holders of the Securities of such series, or on behalf of the holders of the Securities of such series as a class, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceeding and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Securities of such series, as may be necessary or advisable in the opinion of the Trustee in order to have the respective claims of the Trustee and of the holders of the Securities of such series allowed in any such proceeding, and to receive payment of or on account of such claims and to distribute the same, and any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due to it under Section 7.6; provided, however, that nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder of Securities of such series in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee, shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, for the ratable benefit of the holders of the Securities of such series.

6.3 Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 6.2 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

First: To the payment of reasonable costs and expenses of collection, and of all amounts payable to the Trustee under Section 7.6;

Second: Subject to Article XIV, in case the principal of the outstanding Securities in respect of which moneys have been collected shall not have become due and be unpaid,

to the payment of any unpaid interest on such Securities, in the order of the maturity of the installments of such interest, with interest upon the overdue installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate or rates of interest borne by, or prescribed therefor in, such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

Third: Subject to Article XIV, in case the principal of the outstanding Securities in respect of which such moneys have been collected shall have become due and be unpaid, whether upon Maturity, upon any redemption, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Securities for principal and interest, if any, with interest on the overdue principal and any installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate or rates of interest borne by, or prescribed therefor in, such Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such unpaid principal and interest; and

Fourth: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

6.4 Limitation on Suits by Holders of Securities. No holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than a majority in principal amount of all the Securities at the time outstanding (considered as one class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.6; it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions in this Indenture, the right of any holder of any Security to receive payment of the principal of and interest on such Security, on or after the respective due dates expressed in such Security (or, in the case of redemption on or after the date fixed for redemption), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

6.5 On Default Trustee May Take Appropriate Action; Direct Action. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Except as provided in the last paragraph of Section 2.7, all powers and remedies given by this Article to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee, of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 8.4, every power and remedy given by this Article or by law to the Trustee, to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

6.6 Rights of Holders of Majority in Principal Amount of Securities to Direct Trustee and to Waive Default. The holders of at least a majority in principal amount of the Securities of any one or more series or of all the Securities, as the case may be (voting as one class), at the time outstanding (determined as provided in Section 8.4) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture with respect to such one or more series; provided, however, that subject to Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by Opinion of Counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Securityholders of such one or more series not parties to such direction, and provided further that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by such Securityholders of such one or more series. The holders of at least a majority in principal amount of the Securities of all series as to which an Event of Default hereunder has occurred (all series voting as one class) at the time outstanding (determined as provided in Section 8.4), may waive any past default hereunder with respect to such series and its consequences, except a default in the payment of the principal of or interest on any of such Securities or in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the holder of each Security so affected. Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any such waiver shall be deemed to be on behalf of the holders of all the Securities of such series.

6.7 Trustee to Give Notice of Defaults Known to It, but May Withhold in Certain Circumstances. The Trustee shall, within 10 Business Days after the occurrence of any default hereunder with respect to the Securities of any series, give to the holders of the Securities of such series in the manner and to the extent provided in subsection (c) of Section 5.4 with respect to reports pursuant to subsection (a) of said Section 5.4, notice of such default actually known to the Trustee unless such default shall have been cured, remedied or waived before the giving of such notice (the term “default” for the purposes of this Section being hereby defined to be the events specified in clauses (c), (d) and (e) of Section 6.1 and default in the payment of the principal of or interest on Securities of any series, not including any periods of grace provided for therein, and irrespective of the giving of written notice specified therein); provided, however, that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Board, a committee of the Board, or a Trust Committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the Securities of such series.

6.8 Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder of Securities of any series, or group of such Securityholders, holding in the aggregate more than 10 percent in principal amount of all the Securities (all series considered as one class) outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security, on or after the due date expressed in such Security (or in the case of any redemption, on or after the date fixed for redemption).

ARTICLE VII

CONCERNING THE TRUSTEE

7.1 Upon Event of Default Occurring and Continuing, Trustee Shall Exercise Powers Vested in It, and Use Same Degree of Care and Skill in Their Exercise, as a Prudent Man Would Use. The Trustee, prior to the occurrence of an Event of Default and after the curing, remedying or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured, remedied or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct; provided, however, that

(a) Prior to the occurrence of an Event of Default and after the curing, remedying or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

(c) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Securities pursuant to Section 6.6 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1; and

(e) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

7.2 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.1:

(a) The Trustee may rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Company Resolution may be evidenced to the Trustee by a copy thereof certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company;

(c) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee such adequate security or indemnity against the costs, expenses (including attorneys’ fees and expenses) and liabilities that might be incurred by it in complying with such request or direction;

(e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document, unless requested in writing to do so by the holders of Securities pursuant to Section 6.6, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require adequate indemnity against such costs, expenses or liabilities as a condition to so proceeding; and provided further, that nothing in this subsection (f) shall require the Trustee to give the Securityholders any notice other than that required by Section 6.7. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder; provided, however, that the Trustee shall be responsible for its own negligence or recklessness with respect to the selection of any such agent or attorney;

(h) The Trustee shall be under no responsibility for the approval by it in good faith of any expert for any of the purposes expressed in this Indenture; and

(i) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee in its Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee from the Company or any Security holder, and such notice references the Securities and this Indenture;

(j) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(k) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

7.3 Trustee Not Liable for Recitals in Indenture or in Securities. The recitals contained herein and in the Securities (other than the certificate of authentication on the Securities) shall be taken as the statements of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the proceeds of the Securities of any series.

7.4 May Hold Securities. The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 7.8, with the same rights it would have if it were not Trustee or such agent.

7.5 Moneys Received by Trustee to be Held in Trust without Interest. Subject to the provisions of Section 12.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder.

7.6 Trustee Entitled to Compensation, Reimbursement and Indemnity. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust), and, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with the acceptance or administration of its trust under this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Company also covenants and agrees to indemnify each of the Trustee, any predecessor Trustee and their agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part and arising out of or in connection with the acceptance or administration of this trust and performance of their duties hereunder, including the reasonable costs and expenses (including reasonable fees and disbursements of their counsel) of defending themselves against any claim or liability in connection with the exercise or performance of any of the powers or duties hereunder. The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest, if any, on particular Securities.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.1(d) or Section 6.1(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

7.7 Right of Trustee to Rely on Officers’ Certificate where No Other Evidence Specifically Prescribed. Except as otherwise provided in Section 7.1, whenever in the administration of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, request and rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Company.

7.8 Disqualification; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

7.9 Requirements for Eligibility of Trustee. There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Sections 310(a)(1) and (5) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

7.10 Resignation and Removal of Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of such resignation to the Company and by giving to the holders of Securities of the applicable series notice thereof in the manner and to the extent provided in subsection (c) of Section 5.4 with respect to reports pursuant to subsection (a) of Section 5.4. Upon receiving such notice of resignation and if the Company shall deem it appropriate evidence satisfactory to it of such mailing, the Company shall promptly appoint a successor Trustee with respect to the applicable series (it being understood that any successor Trustee may be appointed with respect to the Securities of one or more or all of such series and at any time there shall be only one Trustee with respect to the Securities of any particular series) by written instrument, in duplicate, executed pursuant to a Company Resolution, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 6.8, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b) In case at any time any of the following shall occur:

(i) The Trustee shall fail to comply with Section 7.8 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months, or

(ii) The Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

(iii) The Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series and appoint a successor Trustee with respect to the applicable series by written instrument, in duplicate, executed pursuant to a Company Resolution, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 6.8, any Securityholder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the applicable series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c) The holders of a majority in principal amount of the Securities of any one series voting as a separate class or all series voting as one class at the time outstanding (determined as provided in Section 8.4) may at any time remove the Trustee with respect to the applicable series or all series, as the case may be, and appoint a successor Trustee with respect to the applicable series or all series, as the case may be, by written instrument or instruments signed by such holders or their attorneys-in-fact duly authorized, or by the affidavits of the permanent chairman and permanent secretary of a meeting of the Securityholders (as elected in accordance with Section 9.5) evidencing the vote upon a resolution or resolutions submitted thereto with respect to such removal and appointment (as provided in Article Nine), and by delivery thereof to the Trustee so removed, to the successor Trustee and to the Company.

(d) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 7.11.

7.11 Acceptance by Successor Trustee. Any successor Trustee with respect to all series of Securities appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties with respect to such series of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.6, execute and deliver an instrument transferring to such successor Trustee all the rights and powers with respect to such series of the Trustee so ceasing to act. Upon the request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee or any successor Trustee to secure any amounts then due it pursuant to the provisions of Section 7.6.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of such series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-Trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of such series to which the appointment of such successor Trustee relates; but, on written request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of such series to which the appointment of such successor Trustee relates.

No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 7.8 and eligible under the provisions of Section 7.9.

Upon acceptance of appointment by a successor Trustee as provided in this Section, the successor Trustee shall at the expense of the Company transmit notice of the succession of such Trustee hereunder to the holders of Securities of any applicable series in the manner and to the extent provided in subsection (c) of Section 5.4 with respect to reports pursuant to subsection (a) of said Section 5.4.

7.12 Successor to Trustee by Merger, Consolidation or Succession to Business. Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be qualified under the provisions of Section 7.8 and eligible under the provisions of Section 7.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

7.13 Limitations on Preferential Collection of Claims by the Trustee.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

8.1 Evidence of Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action), the fact at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

If there shall be more than one Trustee acting hereunder with respect to separate series of Securities, such Trustees shall collaborate, if necessary, in acting under Article Nine and in determining whether the holders of a specified percentage in principal amount of the Securities of any or all series have taken any such action.

8.2 Proof of Execution of Instruments and of Holding of Securities. Subject to the provisions of Sections 7.1, 7.2 and 9.5, proof of the execution of any instrument by a Securityholder or his agent or proxy and proof of the holding by any person of any of the Securities shall be sufficient if made in the following manner:

The fact and date of the execution by any such person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

The ownership of Securities of any series shall be proved by the Register of such Securities of such series, or by certificates of the Security registrar thereof.

The Trustee shall not be bound to recognize any person as a Securityholder unless and until title to the Securities held by him is proved in the manner in this Article Eight provided.

The record of any Securityholders’ meeting shall be proved in the manner provided in Section 9.6.

The Trustee may accept such other proof or require such additional proof of any matter referred to in this Section as it shall deem reasonable.

8.3 Who may be Deemed Owners of Securities. Prior to due presentment for registration of transfer of any Security, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name such Security shall be registered upon the Register of Securities of the series of which such Security is a part as the absolute owner of such Security (whether or not payments in respect of such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or an account of the principal of and interest, subject to Section 2.3, on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

8.4 Securities Owned by Company or Controlled or Controlling Persons Disregarded for Certain Purposes. In determining whether the holders of the requisite principal amount of Securities have concurred in any demand, direction, request, notice, vote, consent, waiver or other action under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, request, notice, vote, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee assigned to its principal office actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities; and, subject to the provisions of Section 7.1, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

8.5 Instruments Executed by Securityholders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the holders of the percentage in principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 8.2, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security and any direction, demand, request, notice, waiver, consent, vote or other action of the holder of any Security which by any provisions of this Indenture is required or permitted to be given shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in lieu thereof or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Security. Any action taken by the holders of the percentage in principal amount of the Securities of any or all series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all of the Securities of such series subject, however, to the provisions of Section 7.1.

ARTICLE IX

SECURITYHOLDERS’ MEETINGS

9.1 Purposes for which Meetings may be Called. A meeting of holders of Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

(a) To give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by holders of Securities of any or all series, as the case may be, pursuant to any of the provisions of Article Six;

(b) To remove the Trustee and appoint a successor Trustee pursuant to the provisions of Article Seven;

(c) To consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.2; or

(d) To take any other action authorized to be taken by or on behalf of the holders of any specified principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

9.2 Manner of Calling Meetings. The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 9.1, to be held at such time and at such place in the Borough of Manhattan, State of New York, as the Trustee shall determine. Notice of every meeting of Securityholders setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 15 nor more than 90 days prior to the date fixed for the meeting.

9.3 Call of Meeting by Company or Securityholders. In case at any time the Company, pursuant to a resolution of its Board, or the holders of not less than 10 percent in principal amount of the Securities of any or all series, as the case may be, then outstanding, shall have requested the Trustee to call a meeting of holders of Securities of any or all series, as the case may be, to take any action authorized in Section 9.1 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or such holders of Securities in the amount above specified may determine the time and place in the Borough of Manhattan, State of New York for such meeting and may call such meeting to take any action authorized in Section 9.1, by mailing notice thereof as provided in Section 9.2.

9.4 Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Securityholders a person shall (a) be a holder of one or more Securities with respect to which the meeting is being held, or (b) be a person appointed by an instrument in writing as proxy by such holder of one or more Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

9.5 Regulations may be made by Trustee. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 8.2 and the appointment of any proxy shall be proved in the manner specified in said Section 8.2; provided, however, that such regulations may provide that written instruments appointing proxies regular on their face, may be presumed valid and genuine without the proof hereinabove or in said Section 8.2 specified.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 9.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 8.4, at any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him, provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the permanent chairman of the meeting to be not outstanding; provided, further, that each holder of Original Issue Discount Securities shall be entitled to one vote for each $1,000 amount which would be due upon acceleration of his Original Issue Discount Security on the date of the meeting. Neither a temporary nor a permanent chairman of the meeting shall have a right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 9.2 or 9.3 may be adjourned from time to time, and the meeting may be held so adjourned without further notice.

At any meeting of Securityholders, the presence of persons holding or representing Securities in principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the person or persons holding or representing a majority in principal amount of the Securities represented at the meeting may adjourn such meeting with the same effect for all intents and purposes, as though a quorum had been present.

9.6 Manner of Voting at Meetings and Record to be Kept. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the holders of Securities or of their representatives by proxy and the principal amount or principal amounts of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the permanent secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the permanent secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.2. The record shall show the principal amount or principal amounts of the Securities voting in favor of, against, or abstaining from voting on, any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and permanent secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

9.7 Exercise of Rights of Trustee and Securityholders Not to be Hindered or Delayed. Nothing in this Article contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

ARTICLE X

SUPPLEMENTAL INDENTURES

10.1 Purposes for which Supplemental Indentures may be Entered into Without Consent of Securityholders. Without the consent of any Securityholders, the Company, when authorized by a Company Resolution, and the Trustee may from time to time, and at any time enter into an indenture or indentures supplemental hereto, in form satisfactory to such Trustee (which shall comply with the provisions of the Trust Indenture Act as then in effect), for one or more of the following purposes:

(a) To evidence the succession of another Corporation to the Company, or successive successions, and the assumption by the successor Corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven hereof;

(b) To add to the covenants of the Company such further covenants, restrictions or conditions as the Company and the Trustee shall consider to be for the protection of the holders of all or any series of Securities (and if such covenants, restrictions or conditions are to be for the benefit of less than all series of Securities, stating that such covenants, restrictions or conditions are expressly being included solely for the benefit of such series), and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect to any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(c) To add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in registrable or not registrable form as to principal, and with or without interest coupons;

(d) To change or eliminate any of the provisions of this Indenture; provided, however, that any such change or elimination shall become effective only when there is no Security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(e) To establish the form or terms of Securities of any series as permitted by Section 2.1 and 2.2;

(f) To cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provisions contained herein or in any supplemental indenture, or to make such other provision in regard to matters or questions arising under this Indenture or any supplemental indenture; provided, however, that such action shall not adversely affect the interest of the holders of Securities of any series in any material respect;

(g) To mortgage or pledge to the Trustee as security for the Securities any property or assets which the Company may desire to mortgage or pledge as security for the Securities;

(h) To qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act; and

(i) To supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 12.5, provided that any such action shall not adversely affect the interests of any holder of a Security of such series or any other Security or coupon in any material respect.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 10.2.

10.2 Modification of Indenture with Consent of Holders of a Majority in Principal Amount of Securities. With the consent (evidenced as provided in Section 8.1) of the holders of not less than a majority in principal amount of the Securities of all series at the time outstanding (determined as provided in Section 8.4) affected by such supplemental indenture (voting as one class), the Company, when authorized by a Company Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall be in conformity with the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) change the fixed Maturity of any Securities, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on any Security is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon, or reduce any amount payable upon any redemption thereof, or adversely affect any right to convert the Securities in accordance therewith, or reduce the amount to be paid at Maturity or upon redemption in Equity Securities or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than that provided in the Security without the consent of the holder of each Security so affected, (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all Securities then outstanding, (iii) modify any of the provisions of this Section, Section 4.8 or Section 6.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holders of all Securities then outstanding or (iv) modify the provisions of Article Fourteen with respect to the subordination of outstanding Securities of any series in a manner adverse to the holders thereof without the consent of the holder of each Security so affected, and no waiver of any Event of Default with respect to such series or compliance with any covenant with respect to such series under this Indenture shall be effective.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series.

Upon the request of the Company, accompanied by a copy of a Company Resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall mail a notice to the holders of Securities of each series so affected, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

10.3 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee shall be entitled to receive, and subject to the provisions of Section 7.1 shall be entitled to rely upon, an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article.

10.4 Securities May Bear Notation of Changes by Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article, or after any action taken at a Securityholders’ meeting pursuant to Article Nine, may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

10.5 Revocation and Effect of Consents. Subject to Section 8.5, until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Securityholder of a Security is a continuing consent conclusive and binding upon such Securityholder and every subsequent Securityholder of the same Security or portion thereof, and of any Security issued upon the registration of transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent or revoke such consent to such amendment, supplement or waiver, whether or not such Persons continue to be Securityholders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Securityholder.

10.6 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

ARTICLE XI

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

11.1 Company May Consolidate, etc., on Certain Terms. The Company covenants that it will not merge or consolidate with any other Corporation or sell or convey all or substantially all of its assets to any Person unless (i) either the Company shall be the continuing Corporation, or the successor Corporation (if other than the Company) shall be a Corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such Corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Corporation, and (ii) the Company or such successor, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

The conversion of the Company from its then-existing form of legal entity to another form of legal entity contemplated under the definition of “Corporation” (as set forth herein), as permitted by applicable law, shall be treated as a “merger” for purposes of this Indenture.

11.2 Successor Corporation Substituted. Upon any consolidation or merger by the Company with or into any other Corporation, or any sale or conveyance by the Company of all or substantially all of its assets to any Person in accordance with Section 11.1, the successor Corporation formed by such consolidation or into which the Company is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Corporation had been named as the Company herein; and in the event of any such sale or conveyance, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Corporation which shall theretofore become such in the manner described in Section 11.1) shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated. Such successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been delivered to the Trustee; and upon the order of such successor Corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee, and any Securities which such successor Corporation thereafter shall cause to be signed and delivered to the Trustee. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

11.3 Opinion of Counsel to Trustee. The Trustee shall be entitled to receive, and subject to the provisions of Section 7.1 shall be entitled to rely upon, an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE XII

SATISFACTION AND DISCHARGE OF INDENTURE, UNCLAIMED MONEYS

12.1 Satisfaction and Discharge of Indenture. If (a) the Company shall deliver to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) and not theretofore canceled, or (b) all the Securities of such series not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds the entire amount sufficient to pay at Maturity or upon redemption all of such Securities not theretofore canceled or delivered to the Trustee for cancellation, including principal and any interest due or to become due to such date of Maturity or Redemption Date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series, (except as to (i) remaining rights of registration of transfer, conversion, substitution and exchange and the Company’s right of optional redemption of Securities of such series, (ii) rights hereunder of holders to receive payments of principal of, and any interest on, the Securities of such series, and other rights, duties and obligations of the holders of Securities of such series as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company, and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities of such series. The Company hereby agrees to compensate the Trustee for any services thereafter reasonably and properly rendered and to reimburse the Trustee for any costs or expenses theretofore and thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities of such series.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any or all series, the obligations of the Company to the Trustee under Section 7.6 shall survive.

12.2 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 12.4, all moneys deposited with the Trustee pursuant to Section 12.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the holders of the particular Securities of such series, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

12.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys with respect to Securities of such series then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

12.4 Repayment of Moneys Held by Trustee. Any moneys deposited with the Trustee or any Paying Agent for the payment of the principal of or any interest on any Securities of any series and not applied but remaining unclaimed by the holders of Securities of such series for two years after the date upon which such payment shall have become due and payable, shall, at the request of the Company, be repaid to the Company by the Trustee or by such Paying Agent; and the holder of any of the Securities of such series entitled to receive such payment shall thereafter look only to the Company for the payment thereof; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to the registered holders thereof, a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said money then remaining will be returned to the Company.

12.5 Defeasance and Covenant Defeasance.

(a) Unless, pursuant to Section 2.1, either or both of (i) defeasance of the Securities of or within a series under clause (b) of this Section 12.5 or (ii) covenant defeasance of the Securities of or within a series under clause (c) of this Section 12.5 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 12.5 (with such modifications thereto as may be specified pursuant to Section 2.1 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Company Resolution, at any time, with respect to such Securities, elect to have Section 12.5(b) or Section 12.5(c) be applied to such outstanding Securities upon compliance with the conditions set forth below in this Section 12.5.

(b) Upon the Company’s exercise of the above option applicable to this Section 12.5(b) with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such outstanding Securities on the date the conditions set forth in clause (d) of this Section 12.5 are satisfied (hereinafter,

“defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of clause (e) of this Section 12.5 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company , shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of holders of such outstanding Securities to receive, solely from the trust fund described in clause (d) of this Section 12.5 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Interest, if any, with respect to, such Securities when such payments are due, and any rights of such holder to convert or exchange such Securities into Equity Securities or other securities, (ii) the obligations of the Company and the Trustee with respect to such Securities under Sections 2.5, 2.7, 4.2 and 12.4, with respect to the payment of Additional Interest, if any, on such Securities (but only to the extent that the Additional Interest payable with respect to such Securities exceeds the amount deposited in respect of such Additional Interest pursuant to Section 12.5(d)(i) below), and with respect to any rights to convert or exchange such Securities into Equity Securities or other securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including under Section 7.6) and (iv) this Section 12.5. The Company may exercise its option under this Section 12.5(b) notwithstanding the prior exercise of its option under clause (c) of this Section 12.5 with respect to such Securities.

(c) Upon the Company’s exercise of the above option applicable to this Section 12.5(c) with respect to any Securities of or within a series, the Company shall be released from any covenant applicable to such Securities specified pursuant to Section 2.1(t), with respect to such outstanding Securities on and after the date the conditions set forth in clause (d) of this Section 12.5 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such outstanding Securities, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 6.1(c) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(d) The following shall be the conditions to application of clause (b) or (c) of this Section 12.5 to any outstanding Securities of or within a series:

(i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.9 who shall agree to comply with the provisions of this Section 12.5 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Securities, (1) an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized independent public accounting firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on, and, to the extent that such Securities provide for the payment of Additional Interest thereon and the amount of any such Additional Interest is at the time of deposit reasonably determinable by the Company (in the exercise by the Company of its sole and absolute discretion), any Additional Interest with respect to, such outstanding Securities to and including the Stated Maturity of such principal or installment of principal or interest or the Redemption Date established pursuant to clause (iv) below, if any, and (z) any mandatory sinking fund payments or analogous payments applicable to such outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

(ii) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(iii) Solely in the case of an election under clause (b) of this Section 12.5, no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit and, with respect to defeasance only, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(iv) If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

(v) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (b) or (c) of this Section 12.5 (as the case may be) have been complied with.

(vi) Notwithstanding any other provisions of this Section 12.5(d), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.1.

(e) Subject to the provisions of Section 7.5, all money and Government Obligations (or other property as may be provided pursuant to Section 2.1) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.5(d), the “Trustee”) pursuant to clause (d) of Section 12.5 in respect of any outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified in or pursuant to this Indenture or any Securities, if, after a deposit referred to in Section 12.5(d)(i) has been made, (a) the holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 2.1 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 12.5(d)(i) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 12.5(d)(i) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, and Additional Interest, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 12.5 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of such outstanding Securities.

Anything in this Section 12.5 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request by the Company any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (d) of this Section 12.5 which, in the opinion of a nationally recognized independent public accounting firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 12.5.

Any trustee appointed pursuant to Section 12.5(d)(i) for the purpose of holding money or Government Obligations deposited pursuant to that Subsection shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance or covenant defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

If the Trustee (or other qualifying trustee) is unable to apply any money or Government Obligations in accordance with Section 12.2 or 12.5, as applicable, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.1 or 12.5 until such time as the Trustee (or other qualifying trustee) is permitted to apply all such money or Government Obligations in accordance with Section 12.2 or 12.5, as applicable; provided, however, that if the Company has made any payment of principal of or any premium or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee (or other qualifying trustee).

ARTICLE XIII

IMMUNITY OF ORGANIZERS, MEMBERS, OFFICERS

AND DIRECTORS

13.1 Organizers. Members, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any organizer, members, officer or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no personal liability whatever shall attach to, or is or shall be incurred by, the organizers, members, officers or directors, as such, of the Company or any successor entity, or any of them, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against every such organizer, member, officer or director, as such, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom are hereby expressly waived and released as a condition of and as a consideration for, the execution of this Indenture and the issue of such Securities.

ARTICLE XIV

SUBORDINATION OF SECURITIES

14.1 Agreement to Subordinate. The Company, for itself, is successors and assigns, covenants and agrees, and each holder of a Security of any series likewise covenants and agrees by his acceptance thereof, that the obligation of the Company to make any payment on account of the principal of and interest on each and all of the Securities of any series shall be subordinate and junior in right of payment to the Company’s obligations to the holders of Priority Indebtedness of the Company.

In the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all obligations of the Company to holders of Priority Indebtedness of the Company shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on any of the Securities. In the event of any such proceeding, after payment in full of all sums owing with respect to Priority Indebtedness of the Company, the holders of the Securities of each series, together with the holders of any obligations of the Company ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and interest on the Securities of any series before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any obligations of the Company ranking junior to the Securities. In addition, in the event of any such proceeding, if any payment or distribution of assets of the Company of any kind or character whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities of any series shall be received by the Trustee or the holders of the Securities of any series before all Priority Indebtedness of the Company is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Priority Indebtedness of the Company or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Priority Indebtedness of the Company may have been issued, ratably, for application to the payment of all Priority Indebtedness of the Company remaining unpaid until all such Priority Indebtedness of the Company shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Priority Indebtedness of the Company. The obligations of the Company in respect of the Securities of all series shall rank on a parity with any obligations of the Company ranking on a parity with the Securities. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.6.

The subordination provisions of the foregoing paragraph and Section 14.9 shall not be applicable to amounts at the time due and owing on the Securities of any series on account of the unpaid principal of or interest on the Securities of such series for the payment of which funds have been deposited in trust with the Trustee or any Paying Agent or have been set aside by the Company in trust in accordance with the provisions of this Indenture; nor shall such provisions impair any rights, interests, or powers of any secured creditor of the Company in respect of any security the creation of which is not prohibited by the provisions of this Indenture.

The Company shall give written notice to the Trustee within 10 Business Days after the occurrence of (i) any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, (ii) any Event of Default described in 6.1(d) or 6.1(e), or (iii) any event specified in Section 14.9. The Trustee, subject to the provisions of Section 7.1, shall be entitled to assume that, and may act as if, no such event referred to in the preceding sentence has occurred unless a Responsible Officer of the Trustee assigned to the Trustee’s corporate trust department has received at the principal office of the Trustee from the Company or any one or more holders of Priority Indebtedness of the Company or any trustee or representative therefor (who shall have been certified or otherwise established to the satisfaction of the Trustee to be such a holder or trustee or representative) written notice thereof. Upon any distribution of assets of the Company referred to in this Article, the Trustee and holders of the Securities of each series shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which proceedings relating to any event specified in the first sentence of this paragraph are pending for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Priority Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article, and the Trustee, subject to the provisions of Article Seven, and the holders of the Securities of each series shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of the Securities of each series for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Priority Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the absence of any such liquidating trustee, agent or other person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Priority Indebtedness of the Company (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of such Priority Indebtedness (or is such a trustee or representative). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Priority Indebtedness of the Company, to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Priority Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

14.2 Obligation of the Company Unconditional. Nothing contained in this Article or elsewhere in this Indenture is intended to or shall impair, as between the Company and the holders of the Securities of each series, the obligation of the Company, which is absolute and unconditional, to pay to such holders the principal of and interest on such Securities of each series when, where and as the same shall become due and payable, all in accordance with the terms of such Securities, or is intended to or shall affect the relative rights of such holders and creditors of the Company other than the holders of the Priority Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Priority Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

14.3 Limitations on Duties to Holders of Priority Indebtedness of the Company. With respect to the holders of Priority Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Priority Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Priority Indebtedness of the Company, except with respect to moneys held in trust pursuant to the first paragraph of Section 14.1.

14.4 Notice to Trustee of Facts Prohibiting Payment. Notwithstanding any of the provisions of this Article or any other provisions of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee unless and until a Responsible Officer of the Trustee assigned to its corporate trust department shall have received at the principal office of the Trustee written notice thereof from the Company or from one or more holders of Priority Indebtedness of the Company or from any trustee therefor or representative thereof who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such a holder or trustee or representative; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if prior to the fifth Business Day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose, or in the event of the execution of an instrument pursuant to Section 12.1 or 12.5 acknowledging satisfaction and discharge of this Indenture or acknowledging a defeasance or in the event of a deposit under Section 12.5(d)(i) with respect to a covenant defeasance, then, if prior to the second Business Day preceding the date of such execution or deposit, as the case may be, the Trustee shall not have received with respect to such moneys or the moneys and/or Governmental Obligations deposited pursuant to Section 12.5 the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and/or Governmental Obligations and/or apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; provided, however, no such application shall affect the obligations under this Article of the Persons receiving such moneys from the Trustee.

14.5 Application by Trustee of Moneys Deposited with It. Anything in this Indenture to the contrary notwithstanding, any deposit of moneys by the Company with the Trustee or any agent (whether or not in trust) for any payment of the principal of or interest on any Securities shall, except as provided in Section 14.4, be subject to the provisions of Section 14.1.

14.6 Subrogation. Subject to the payment in full of all Priority Indebtedness of the Company, the holders of the Securities of each series shall be subrogated to the rights of the holders of such Priority Indebtedness to receive payments or distributions of assets of the Company applicable to such Priority Indebtedness until the Securities shall be paid in full, and none of the payments or distributions to the holders of such Priority Indebtedness to which the holders of the Securities of any series or the Trustee would be entitled except for the provisions of this Article or of payments over pursuant to the provisions of this Article to the holders of such Priority Indebtedness by the holders of such Securities or the Trustee shall, as among the Company, its creditors other than the holders of such Priority Indebtedness, and the holders of such Securities, be deemed to be a payment by the Company to or on account of such Priority Indebtedness; it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of such Securities, on the one hand, and the holders of the Priority Indebtedness of the Company, on the other hand.

14.7 Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Priority Indebtedness of the Company. No right of any present or future holders of any Priority Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged. The holders of Priority Indebtedness of the Company may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Priority Indebtedness of the Company, or amend or supplement any instrument pursuant to which any such Priority Indebtedness of the Company is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Priority Indebtedness of the Company including, without limitation, the waiver of default thereunder, all without notice to or assent from the holders of the Securities of each series or the Trustee and without affecting the obligations of the Company, the Trustee or the holders of such Securities under this Article.

14.8 Authorization of Trustee to Effectuate Subordination of Securities. Each holder of a Security of any series, by his acceptance thereof, authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of such Securities and the holders of Priority Indebtedness of the Company, the subordination provided in this Article. If, in the event of any proceeding or other action relating to the Company referred to in the second paragraph of Section 14.1, a proper claim or proof of debt in the form required in such proceeding or action is not filed by or on behalf of the holders of the Securities of any series prior to fifteen days before the expiration of the time to file such claim or claims, then the holder or holders of Priority Indebtedness of the Company shall have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the holders of such Securities.

14.9 No Payment when Priority Indebtedness in Default. In the event and during the continuation of any default in the payment of principal of or interest on any Priority Indebtedness, or in the event that any event of default with respect to any Priority Indebtedness shall have occurred and be continuing and shall have resulted in such Priority Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured, waived or remedied or shall have ceased to exist and such acceleration shall have been rescinded or annulled or all amounts due on such Priority Indebtedness are paid in full in cash or other permitted consideration, or in the event any judicial proceeding shall be pending with respect to any such default in payment or such event or default (unless and until all amounts due on such Priority Indebtedness are paid in full in cash or other permitted consideration), then no payment or distribution of any kind or character, whether in cash, properties or securities shall be made by the Company on account of principal of (or premium, if any) or interest (including any Additional Interest) if any, on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such holder, then and in such event payment shall be paid over and delivered forthwith to the Company.

14.10 Right of Trustee to Hold Priority Indebtedness of the Company. The Trustee shall be entitled to all of the rights set forth in this Article in respect of any Priority Indebtedness of the Company at any time held by it in its individual capacity to the same extent as any other holder of such Priority Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

14.11 Article Fourteen Not to Prevent Defaults. The failure of the Company to make a payment pursuant to the terms of Securities of any series by reason of any provision in this Article shall not be construed as preventing the occurrence of an Event of Default under this Indenture.

ARTICLE XV

MISCELLANEOUS PROVISIONS

15.1 Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

15.2 Acts of Board, Committee or Officer of Successor Corporation Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer or officers of the Company shall and may be done and performed with like force and effect by the like board, committee or officer or officers of any Corporation that shall at the time be the lawful sole successor of the Company.

15.3 Required Notices or Demands may be Served by Mail. Any notice or demand which by any provisions of this Indenture is required or permitted to be given or served by the Trustee, by the holders of Securities to or on the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent electronically in PDF format, to the Company addressed at: 120 Tredegar Street, Richmond, Virginia 23219, Attention: Treasurer. Any notice, direction, request, demand, consent or waiver by the Company, by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently made, given, furnished, filed or sent electronically in PDF format in writing to or with the Trustee at its Corporate Trust Office, [Attention: Corporates Department, Dominion Gas Holdings, LLC Account Manager, or by facsimile: (    ) - ].

15.4 Officers’ Certificate and Opinion of Counsel to be Furnished upon Applications or Demands by the Company. Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

15.5 Payments Due on Non-Business Day. In any case where the date of payment of interest on or principal of the Securities of any series or the date fixed for any redemption of any Security of any series shall not be a Business Day, then payment of interest or principal need not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for the payment of interest on or principal of the Security or the date fixed for any redemption of any Security of such series, and no additional interest shall accrue for the period after such date and before payment.

15.6 Provisions Required by Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318 thereof, such required provision shall control.

15.7 Indenture and Securities to be Construed in Accordance with the Laws of the State of New York. This Indenture and each Security shall be governed by the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State (without regard to conflicts of laws principles thereof).

15.8 Provisions of the Indenture and Securities for the Sole Benefit of the Parties and the Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give any Person, firm or Corporation, other than the parties hereto, their successors and assigns, the holders of the Securities, and the holders of any Priority Indebtedness of the Company, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition and provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and their successors and assigns and of the holders of the Securities and, to the extent expressly provided in Sections 6.1, 6.5, 6.6, 9.7, 10.1 and 10.2.

15.9 Indenture may be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original manually executed Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

15.10 Securities in Foreign Currencies. Whenever this Indenture provides for any action by, or any distribution to, holders of Securities denominated in United States dollars and in any other currency, in the absence of any provision to the contrary in the form of Security of any particular series, the relative amount in respect of any Security denominated in a currency other than United States dollars shall be treated for any such action or distribution as that amount of United States dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Company may specify in a written notice to the Trustee.

15.11 U.S.A Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

15.12 Force Majeure. The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

15.13 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.14 Table of Contents, Headings, etc. The Table of Contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

DOMINION GAS HOLDINGS, LLC

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By
Name:
Title:

By
Name:
Title:

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